ATLANTIC ENERGY, INC.


                        CONSOLIDATED STATEMENT OF INCOME


                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1997


                (Dollars in Thousands, Except Per Share Amounts)

                                   (Unaudited)


                                                   Reported               Reclass               Adjusted
                                                    Amount              Adjustments              Amount
                                                ---------------       ----------------       ---------------


Operating Revenues

  Electric                                          $   970,340        $             -           $   970,340
  Other services                                              -                 12,935  (1)           12,935

                                                ---------------       ----------------       ---------------
                                                        970,340                 12,935               983,275
                                                ---------------       ----------------       ---------------
Operating Expenses

  Electric fuel and purchase energy                     221,042                      -               221,042

  Purchased electric capacity                           194,624                      -               194,624

  Operation and maintenance                             190,589                 17,580  (1)          208,169

  Depreciation and amortization                          81,157                    739  (1)           81,896

  State excise taxes                                    102,752                      -               102,752

  Other taxes                                             9,863                      -                 9,863

                                                ---------------       ----------------       ---------------
                                                        800,027                 18,319               818,346
                                                ---------------       ----------------       ---------------
Operating Income                                        170,313                (5,384)               164,929
                                                ---------------       ----------------       ---------------

Other Income

  Allowance for equity funds used
    during construction                                     922                      -                   922

  Other income                                            1,880                  6,422  (1)            8,302
                                                ---------------       ----------------       ---------------
                                                          2,802                  6,422                 9,224
                                                ---------------       ----------------       ---------------
Interest Expense

  Interest charges                                       64,768                  4,467  (1)           69,235

  Allowance for borrowed funds used
    during construction and
    capitalized interest                                  (906)                     -                  (906)
                                                ---------------       ----------------       ---------------
                                                         63,862                  4,467                68,329
                                                ---------------       ----------------       ---------------
Dividends on Preferred
  Securities of a Subsidiary                             11,177                      -                11,177
  Trust
                                                ---------------       ----------------       ---------------
Income Before Income Taxes                               98,076                (3,429)                94,647

Income Taxes                                             36,214                (3,429)  (1)           32,785
                                                ---------------       ----------------       ---------------
Net Income                                         $     61,862        $             -                61,862
                                                ===============       ================       ===============
Average shares outstanding (000)                         52,653                      -                52,653

Earnings per average share                        $        1.17        $             -         $        1.17

Dividends declared                                $        1.54        $             -         $        1.54




     The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.

(1) Transfer net earnings of nonutility subsidiaries from "Other income" to appropriate lines.